Exhibit 32.1

Certification of Chief Executive and Financial Officer of
Giddy-up Productions, Inc. Pursuant to 18 U.S.C. 1350

I, Zoltan Nagy, certify that:

In connection with the Annual Report on Form 10-K of Giddy-up Productions, Inc. (the “Company”) for the period ended August 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zoltan Nagy, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: December 19, 2008	/s/ Zoltan Nagy
Zoltan Nagy
Chief Executive Officer and
Chief Financial Officer